Exhibit 10.2

EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is made and entered into as of November, 7, 2013 (the “Effective Date”) by and between Galena Biopharma, Inc., a Delaware corporation (the “Company”, or “Employer”), and Brian L. Hamilton, M.D., Ph.D. an individual and resident of the State of (Massachusetts).

WHEREAS, Employer and Employee desire to enter into an employment agreement under which Employee shall serve on a full-time basis as the Company’s Executive Vice President and Chief Medical Officer on the terms set forth in this Agreement, with the term of this Agreement to commence on the Effective Date.
NOW, THEREFORE, upon the above premises, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows.
1.Engagement. Effective as of the Effective Date, Employer shall employ Employee, and Employee shall serve, as the Company’s Executive Vice President and Chief Medical Officer. Employee understands that his duties as Executive Vice President and Chief Medical Officer may change from time to time during the Term (as herewith defined) in the discretion of Employer’s Board of Directors (hereinafter the “Board”), but such duties shall be consistent with the duties customarily assigned to the Executive Vice President and Chief Medical Officer of a company substantially comparable as of the Effective Date to Employer. As a condition to the Employee’s employment by the Employer, Employee and Employer shall execute the Employee Confidentiality, Non-Competition, and Proprietary Information Agreement, attached hereto as Exhibit 1 and made a part hereof (the “Confidentiality Agreement”).
2.    Duties. Employee shall perform faithfully, diligently and to the best of his ability all duties assigned to him by the Board. Employee shall perform the services contemplated under this Agreement in accordance with the policies established by and under the direction of the Board. Employee shall have such corporate power and authority as shall reasonably be required to enable him to discharge his duties under this Agreement. Employee’s services hereunder shall be rendered at Employee’s home office in 35 Gatehouse Drive Waltham, MA 02451, except for travel to the Company’s offices and elsewhere when and as required in the performance of Employee’s duties hereunder.
3.    Time and Efforts. Employee shall devote all of his business time, efforts, attention and energies to Employer’s business and the discharge of his duties hereunder. Notwithstanding the foregoing, except as otherwise agreed to in writing, Employee shall have the right to perform such incidental services as are necessary in connection with (a) his private, passive investments, (b) charitable or community activities, (c) participation in trade or professional organizations and (d) service on the board of directors (or comparable body) of not more than one third-party entity or organization that does not compete with the Company Business (as defined in the Confidentiality Agreement), so long as the foregoing do not interfere

- .

materially with Employee’s performance of his duties hereunder as determined in good faith by the Board or the President and Chief Executive Officer of the Company
4.    Term. Employee’s employment shall commence on the Effective Date and shall terminate on November, 7, 2016 (the “Term”), unless sooner terminated in accordance with Section 6. Notwithstanding any other provision of this Agreement, following the expiration of the Term, Employee’s employment shall continue on the terms and provisions hereof on an “at will” basis; as such, Employee’s employment may be terminated by Employer for any reason at any time upon written notice to Employee, or by Employee for any reason at any time upon not less than 30 days’ prior written notice to Employer, subject to Section 6.2(b) of this Agreement.
5.    Compensation. As the total consideration for Employee’s services rendered under this Agreement, Employer shall pay or provide Employee the following compensation and benefits:
5.1    Salary. Employee shall initially be entitled to receive an annual base salary of $385,000 (hereinafter the “Base Salary”), payable in accordance with the usual payroll practices of Employer as established from time to time.
5.2    Bonus. Employee shall receive a one-time sign on bonus of $50,000.
5.3    Discretionary Bonus. Employee shall be eligible to receive during each calendar year, commencing in 2014, an annual target performance bonus of 30% of base salary, the determination of the amount of any annual performance bonus earned by Employee to be made by the Board upon the recommendation of the Compensation Committee of the Board and in its sole discretion.
5.4    Stock Option. As soon as practicable on or after the Effective Date, the Company shall grant Employee under the Company’s Amended and Restated 2007 Incentive Plan (the “Plan”) a stock option (“Option”) to purchase 300,000 shares of the Company’s common stock. The Option shall vest in equal quarterly installments over three years beginning on the first quarterly anniversary of the Effective Date, provided, in each case, that Employee remains in the continuous employ of Employer through such quarterly anniversary date. The Option shall (a) be exercisable at an exercise price per share equal to the closing market price of the Company common stock on the date of the grant, (b) have a term of ten years, and (c) be on such other terms as shall be determined by the Board (or the Compensation Committee of the Board) and set forth in a customary form of stock option agreement under the Plan evidencing the Option.
5.5    Expense Reimbursement. Employer shall reimburse Employee for reasonable business expenses incurred by Employee in connection with the performance of Employee’s duties in accordance with Employer’s usual practices and policies in effect from time to time Any reimbursements hereunder shall be paid to Employee in accordance with the Company’s expense reimbursement policies and procedures from time to time in effect.

2
- .

5.6    Vacation. Employee shall be entitled to 20 days of paid “time off’ (vacation days plus sick time/personal time) for each full calendar year in accordance with the Company’s policies from time to time in effect, in addition to holidays observed by the Company (for partial calendar years, the Employee’s paid time off’ will be pro-rated). Paid time off may be taken at such times and intervals as the Employee shall determine, subject to the business needs of the Company, and otherwise shall be subject to the policies of the Company, as in effect from time to time. The number of paid “time off’ days will accrue per pay period and will stop accruing once 20 days have been reached.
5.7    Employee Benefits. The Company shall provide Employee and his dependents, if any, with coverage under any and all medical, dental and vision plans and other benefit programs available generally to the Company’s senior executives and their dependents, to the extent Employee and his dependents satisfy the applicable eligibility requirements, and the Company shall pay, directly or indirectly, the premiums associated with any such medical plans to the same extent the Company pays such premiums for other senior executives of the Company. Employee shall be eligible to participate in any medical insurance and other employee benefits made available generally by Employer to all senior executives under Employer’s plans and employment policies in effect during the Term. Employee acknowledges and agrees that, any such plans or policies now or hereafter in effect may be modified or terminated by Employer at any time in its discretion.
5.8    Payroll Taxes. Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee.
6.    Termination. This Agreement and Employee’s employment may be terminated as set forth in the Section 6.
6.1    Termination by Employer for Cause; Termination by Employee. Employer may terminate Employee’s employment hereunder for “Cause” upon notice to Employee, and Employee may terminate his employment hereunder, for any reason or no reason, upon notice to Employer. “Cause” for the purpose of this Agreement shall mean any of the following:
(a)    Employee’s breach of any material term of this Agreement, including its Exhibits; provided that the first occasion of any particular breach shall not constitute Cause unless Employee shall have previously received written notice from Employer stating the nature of such breach and affording Employee at least ten (10) days to correct such breach;
(b)    Employee s conviction of, or plea of guilty or nolo contendere to, any felony or other crime of moral turpitude;

3
- .

(c)    Employee’s act of fraud or dishonesty injurious to Employer or its reputation;
(d)    Employee s continual failure or refusal to perform his material duties as required under this Agreement after written notice from Employer stating the nature of such failure or refusal and affording Employee at least ten (10) days to correct the same;
(e)    Employee’s act or omission that, in the reasonable determination of Employer’s Board (or a Committee of the Board), indicates alcohol or drug abuse by Employee; or
(f)    Employee’s act or personal conduct that, in the judgment of the Board (or a Committee of the Board), gives rise to a material risk of liability of Employee or Employer under federal or applicable state law for discrimination, or sexual or other forms of harassment, or other similar liabilities to subordinate employees.
Upon termination of Employee’s employment by Employer for Cause or by Employee for any reason, all compensation and benefits to Employee hereunder shall cease except that Employee shall be entitled to payment, not later than three days after the date of termination, of (i) any accrued but unpaid salary and unused paid time off (only as accrued during the then-current year of employment, and (ii) reimbursement of business expenses accrued but unpaid as of the date of termination. In addition, Employer’s indemnification obligations shall remain in effect in accordance with the terms thereof.
6.2    Termination by Employer without Cause. Employer may also terminate Employee’s employment without Cause; provided, however, that Employer shall remain obligated to continue paying in accordance with Section 5.1 Employee’s Base Salary at the time of termination for a period of six months following the termination. Upon any termination pursuant to this Section 6.2, Employee shall, not later than three days after the date of termination, be entitled to payment of any unused vacation time (only as accrued as of the date of such termination as provided in this Agreement and in accordance with applicable law) and reimbursement of business expenses accrued but unpaid as of the date of termination. If, in the event of a change of control of Employer during the Term, the compensation, benefits, title or duties of Employee under this Agreement are reduced. Employee shall be considered terminated by Employer without Cause, with all of the benefits and payments due Employee as set forth in this Section 6.2.
7.    Equitable Remedies; Injunctive Relief. Employee hereby acknowledges and agrees that monetary damages are inadequate to fully compensate Employer for the damages that would result from a breach or threatened breach of any of the provisions of the Confidentiality Agreement and, accordingly, that Employer shall be entitled to equitable remedies, including, without limitation, specific performance, temporary restraining orders, and preliminary injunctions and permanent injunctions, to enforce the Confidentiality Agreement without the necessity of proving actual damages in connection therewith. The provision shall not, however,

4
- .

diminish Employer’s right to claim and recover damages or enforce any other of its legal or equitable rights or defenses.
8.    Indemnification. Employer and Employee acknowledge that, as the Executive Vice President and Chief Medical Officer, Employee shall be a corporate officer of Employer and, as such, Employee shall be entitled to indemnification to the full extent mandated by Employer to its officers under the Employer’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws as in effect as of the date of this Agreement.
9.    Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.
10.    Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the parties and their respective successors, assigns, heirs and representatives; provided, however, that neither party may assign this Agreement without the prior written consent of the other party; and, provided further, that this Agreement may be assigned by the Company to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, and Employee shall cause any such successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Employer would have been required to perform it.
11.    Entire Agreement. This Agreement, including the Confidentiality Agreement, contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise therein or herein. Except as expressly provided herein, this Agreement (including the Confidentiality Agreement) supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof.
12.    Amendment. No modification of this Agreement shall be valid unless made in writing, approved by the Board (or a committee of the Board) and signed by the parties hereto and unless such writing is made by an executive officer of Employer (other than Employee). The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.
13.    Governing Law: Arbitration. This Agreement is and shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the choice-of-law rules of Delaware. Except to the extent a remedy is sought as described in Section 7, above, any dispute arising out of, or relating to, this Agreement or the breach thereof, or regarding the interpretation thereof, shall be exclusively decided by binding arbitration conducted in Portland, Oregon in accordance with the rules of the American Arbitration

5
- .

Association (the “AAA”) then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. Each of the parties agrees that service of process in such arbitration proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in Section 14, below. The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the arbitrator. Judgment on the arbitration award may be entered by any court of competent jurisdiction.
14.    Notice. All notices and other communications under this Agreement shall be in writing and mailed, electronically mailed, telecopied (in case of notice to Employer only) or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following:
If to Employer:
Galena Biopharma, Inc.
Attention: Chief Executive Officer
4640 Macadam Avenue, Suite 270
Lake Oswego, Oregon 97239
Phone: 503-961-4466
If to Employee:
Through the Company e-mail rdunlap@galenabiopharma.com, or if Employee shall not longer be employed:
_____________________
_____________________
_____________________
15.    Survival. Sections 7 through 16 shall survive the expiration or termination of this Agreement.
16.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
17.    Attorney’s Fees. In any action or proceeding to construe or enforce any provision of this Agreement the prevailing party shall be entitled to recover its or his reasonable attorneys’ fees and other costs of suit in addition to any other recoveries.
[Signature Page Follows]

6
- .

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYER

Galena Biopharma, Inc.

By: /s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

EMPLOYEE

By: /s/ Brian L. Hamilton
Brian L. Hamilton, M.D., Ph.D.

7
- .

Exhibit 1
Galena Biopharma, Inc.

EMPLOYEE CONFIDENTIALITY, NON-COMPETITION, AND
PROPRIETARY INFORMATION AGREEMENT
AGREEMENT, effective as of 11, 7, 2013, between Galena Biopharma, Inc., a Delaware corporation (the “Company”), and Brian L. Hamilton, M.D., Ph.D. the “Employee”).
1.Employee will make full and prompt disclosure to the Company of all inventions, improvements, modifications, discoveries, methods, technologies, biological materials, and developments, and all other materials, items, techniques, and ideas related directly or indirectly to the business of the Company, whether patentable or not, made or conceived by Employee or under Employee’s direction during Employee’s employment with the Company, whether or not made or conceived during normal working hours, or on the premises of the Company (all of which are collectively termed “Intellectual Property” hereinafter).
2.    Employee agrees that all Intellectual Property, as defined above, shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. Employee hereby assigns to the Company any rights Employee may have or acquire in all Intellectual Property and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefore, in the United States and elsewhere. Employee further agrees that with regard to all future developments of Intellectual Property, Employee will assist the Company in every way that may be reasonably required by the Company (and at the Company’s expense) to obtain and, from time to time, enforce patents on Intellectual Property in any and all countries that the Company may require, and to that end, Employee will execute all documents reasonably necessary for use in applying for and obtaining such patents thereon and enforcing the same, as the Company may desire, together with any assignment thereof to the Company or persons designated by the Company, and Employee hereby appoints the Company as Employee’s attorney to execute and deliver any such documents or assignments requested by the Company (but only for the purpose of executing and filing any such document). Employee’s obligation to assist the Company in obtaining and enforcing patents for Intellectual Property in any and all countries shall continue beyond the termination of Employee’s employment with the Company, but the Company shall compensate Employee at a reasonable, standard hourly rate following such termination for time directly spent by Employee at the Company’s request for such assistance.
3.    Employee hereby represents that Employee has no continuing obligation to assign to any former employer or any other person, corporation, institution, or firm any Intellectual Property as described above. Employee represents that Employee’s performance of all the terms of the Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee, in confidence or in trust, prior to Employee’s employment by the Company. Employee has not entered into, and Employee agrees not to enter into, any agreement (either written or oral), which would put Employee in conflict with the Agreement.

- .

4.    Employee agrees to assign to the Company any and all copyrights and reproduction rights to any material prepared by Employee in connection with the Agreement and/or developed by Employee during Employee’s employment with the Company that are related directly or indirectly to the business of the Company.
5.    Employee understands and agrees that a condition of Employee’s employment and continued employment with the Company is that Employee has not brought and will not bring to the Company or use in the performance of Employee’s duties at the Company any materials or documents rightfully belonging to a former employer which are not generally available to the public.
6.    Employee recognizes that the services to be performed by Employee hereunder are special, unique, and extraordinary and that, by reason of Employee’s employment with the Company, Employee may acquire Confidential Information (as hereinafter defined) concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damage which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that Employee will not (directly or indirectly) at any time, whether during or for a period of seven (7) years after Employee’s employment with the Company:
(i)    knowingly use for personal benefit or for any other reason not authorized by the Company any Confidential Information that Employee may acquire or has acquired by reason of Employee’s employment with the Company. or;
(ii)    disclose any such Confidential Information to any person or entity except (A) in the performance of Employee obligations to the Company hereunder, (B) as required by a court of competent jurisdiction, (C) in connection with the enforcement of Employee rights under the Agreement, or (D) with the prior consent of the Board of Directors of the Company.
As used herein, “Confidential Information” includes proprietary and confidential information with respect to the facilities and methods of the Company, reagents, chemical compounds, cell lines or subcellular constituents, organisms, or other biological materials, trade secrets, and other Intellectual Property, systems, patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects, or opportunities, personnel information, or lists of customers and suppliers which are generally known only to the Company provided, however, that Confidential Information shall not include any information that is known or becomes generally known or available publicly other than as a result of disclosure by Employee which is not permitted as described in clause (ii) above, or the Company discloses same to others without obtaining an agreement of confidentiality.
Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers, documents and electronic materials kept or made by Employee relating to the business of the Company which comprise Confidential Information shall be and remain the property of the Company during the Employee’s employment and at all

2
- .

times thereafter. Upon the termination, for any reason, of Employee’s employment with the Company, or upon the request of the Company at any time, Employee shall deliver to the Company, and shall retain no copies of any written or electronic materials, records and documents made by Employee or coming into Employee’s possession concerning the business or affairs of the Company and which comprise Confidential Information.
7.    During the term of Employee’s employment with the Company and for one (1) year thereafter (the “Restricted Period”), the Employee shall not directly or indirectly, for Employee’s own account or for the account of others, as an officer, director, stockholder (other than as the holder of less than 1% of the outstanding stock of any publicly traded company), owner, partner, employee, promoter, consultant, manager or otherwise participate in the promotion, financing, ownership, operation, or management of, or assist in or carry on through proprietorship, a corporation, partnership, or other form of business entity which is in competition with the Company in the field of the development of pharmaceutical vaccine products or vaccine product candidates for the treatment of HER2-positive breast cancer (the “Company Business”) within the United States or any other country in which the Company is conducting or is actively seeking or planning to conduct the Company Business as of the date of such termination. Notwithstanding the foregoing, except as otherwise agreed to in writing, Employee shall have the right to perform such incidental services as are necessary in connection with (a) his private passive investments, (b) his charitable or community activities,(c) his participation in trade or professional organizations, and (d) his service on the board of directors (or comparable body) of one third-party corporate entity that does not compete with the Company Business.
During the Restricted Period, the Employee shall not, whether for Employee’s own account or for the account of any other person (excluding the Company):
(i)    solicit or contact in an effort to do business with any person who was or is a customer of the Company during the Restricted Period, or any affiliate of any such person, if such solicitation or contact is for the purpose of competition in the field of cancer vaccines for HER2 positive breast cancer with the Company; or
(ii)    solicit or induce any of the Company’s employees to leave their employment with the Company or accept employment with anyone else, or hire any such employees or persons who were employed by the Company during the Restricted Period.
Nothing herein shall prohibit or preclude the Employee from performing any other types of services that are not precluded by the Section 7 for any other person.
The Employee shall give prompt notice to the Company of the Employee’s acceptance of employment or other fees for services relationship in the field of cancer vaccines for HER2 positive breast cancer during the Restricted Period, which notice shall include the name of, the business of, and the position that Employee shall hold with such other entity.

3
- .

8.    In the event that Employee’s employment is transferred by the Company to a subsidiary, affiliated company, or acquiring company (as the case may be), Employee’s employment by such company will, for the purpose of the Confidentiality, Non-Competition, and Proprietary Information Agreement, be considered as continued employment with the Company, unless Employee executes an agreement, substantially similar in substance to the Agreement, and until the effective date of said agreement in any such company for which Employee becomes employed. It is further agreed that changes in Employee’s position or title or location unless expressly agreed to in writing will operate to terminate the Confidentiality, Non-Competition, and Proprietary Information Agreement without Cause.
9.    Upon termination of Employee’s employment for any reason, unless such employment is transferred to a subsidiary, affiliated or acquiring company of the Company, Employee agrees to leave with, or return to, the Company all records, drawings, notebooks, and other documents pertaining to the Company’s Confidential Information, whether prepared by Employee or others, as well as any equipment, tools or other devices owned by the Company, that are then in Employee’s possession, however such items were obtained, and Employee agrees not to reproduce or otherwise retain any document or data relating thereto.
10.    Employee obligations under the Agreement shall survive the termination of Employee’s employment with the Company for the respective periods specifically set forth herein regardless of the manner of. and reason for, such termination, and shall be binding upon Employee’s heirs, executors, and administrators.
11.    Employee understands and agrees that no license to any of the Company’s trademarks, patents, copyrights or other proprietary rights is either granted or implied by Employee’s access to and utilization of the Confidential Information or Intellectual Property.
12.    No delay or omission by the Company in exercising any right under the Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
13.    Employee agrees that in addition to any other rights and remedies available to the Company for any breach or threatened breach by Employee of Employee’s obligations hereunder, the Company shall be entitled to enforcement of Employee’s obligations hereunder by whatever means are at the Company’s disposal, including court injunction.
14.    The Company may assign the Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company. In the case of a change of control of the Company in which the compensation. title, duties are reduced, or requires the Employee to relocate more than 50 miles from his then current residence, the Employee is considered Terminated without Cause, with all of the benefits and payments due Employee under Section 6.2 of the Employee Agreement. Employee shall have no rights of assignment.

4
- .

15.    If any provision of the Agreement shall be declared invalid, illegal, or unenforceable, then such provision shall be enforceable to the extent that a court deems it reasonable to enforce such provision. If such provision shall be unreasonable to enforce to any extent, such provision shall be severed and all remaining provisions shall continue in full force and effect.
16.    The Agreement shall be effective as of the date first written above.
17.    The Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to principles of conflicts of law.
[Signature Page Follows]

5
- .

IN WITNESS WHEREOF, Employee has executed the Agreement as of the date set forth above:

By:

Name of Employee:

ACCEPTED AND AGREED TO:

Galena Biopharma, Inc.

By:
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

6
- .